Tauriga Sciences Inc. Appoints Michael J. Brennan, M.D., Ph.D. to its Board of Directors

Los Angeles, CA — (October 30, 2014) Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or “the Company”), a diversified life sciences company with interests in the natural wellness sector and in developing a proprietary synthetic biology platform technology, announced the appointment of Michael J. Brennan, M.D., Ph.D. to its Board of Directors. Dr. Michael Brennan was previously President and Chief Executive Officer of Gene Logic, a NASDAQ-listed company. During Dr. Brennan’s time at Gene Logic, he built the company from a start-up to a public company that achieved a market capitalization of over $5 billion. Dr. Brennan has previous experience in the biopharmaceutical industry, where he has served as Vice President, Business Development for Boehringer Mannheim Therapeutics. Dr. Brennan brings operating experience, technical and industry knowledge, and a thorough understanding of the NASDAQ market to the Tauriga Board of Directors.

Tauriga’s Chairman and CEO Dr. Stella M. Sung stated, “Dr. Michael Brennan is an important addition to our Board of Directors at this time, as we begin to generate revenues from our natural wellness business and grow our company to its next stage of evolution. Dr. Brennan built a raw startup into a leading genomics company during the genomics revolution. His skills and firsthand experience in building companies to seize new market opportunities are directly transferrable to the emerging medical marijuana and natural wellness sector as well as to the “wastewater to value” industry.”

Dr. Michael Brennan commented, “It is an honor to work with an emerging life sciences company such as Tauriga Sciences. As a trained neurologist, I believe in the scientific and clinical rationale for Tauriga’s natural wellness line, which includes topical cannabis creams as well as natural, amino acid-based dietary supplements. I am excited about establishing and growing the customer base for Tauriga’s consumer product line. I am also enthusiastic about commercializing Tauriga’s synthetic biology platform for remediating wastewater and generating energy in the process. Tauriga has great prospects, and it will be truly rewarding to help Dr. Sung and her highly talented management team take the company to the next stage by focusing on strong fundamentals and on rapid revenue growth.”

Dr. Brennan will have an immediate impact on the Tauriga’s natural wellness business, which has recently launched and has begun to generate revenues. Tauriga’s “Cannabis Complements” is a line of non-cannabis containing dietary supplements. These dietary supplements target cannabis-related effects, such as anxiety, memory and cognitive function, and appetite control. These supplements do not contain cannabis and can be sold nationwide to further build the Tauriga brand, especially in the 23 states where medicinal marijuana is legal. Among the current products are: “Satietiva,” a natural appetite suppressant; “IndiCalm,” a natural relaxant and anxioytic; and “ClearNaze,” a natural, non-stimulant, non-drowsy decongestant.

In addition to his leadership position at GeneLogic, Dr. Brennan has served as a General Partner or Managing Director of several life science venture funds. Dr. Brennan received a B.S. in Biochemistry, a Ph.D. in neurobiology and a M.D. from the University of Witwatersrand, Johannesburg, South Africa. He has seventy six publications in medical and scientific journals and textbooks.

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified life sciences company focused on generating profitable revenues in the natural wellness sector and in developing a proprietary synthetic biology platform technology. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com.

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.:
Dr. Stella M. Sung,
Chairman and Chief Executive Officer
Tauriga Sciences, Inc.
www.tauriga.com
San Diego: + 1-858-353-5749
Montreal: + 1-514-840-3697
Email: ssung@tauriga.com